Exhibit 10.1

Execution Copy

AMENDMENT NO. 2

AMENDMENT No. 2, dated as of June 30, 2011 (this “Amendment”), to the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of June 30, 2008 (the “Credit Agreement”), among Scripps Networks Interactive, Inc., an Ohio corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and the banks named therein (the “Banks”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS, the Banks are willing to agree to such amendments on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendment of the Credit Agreement. (a) This Amendment shall be deemed to be an amendment for all purposes of the Credit Agreement.

(b) Amendments to Section 1.01 of the Credit Agreement.

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition in the proper alphabetical order:

“Bankruptcy Event” shall mean, with respect to any person, such person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such person.

“Defaulting Bank” shall mean any Bank, as reasonably determined by the Agent, that has (a) failed to fund any portion of its Loans (unless such Bank notifies the Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied) or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the Issuing Bank or any Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) otherwise failed to pay over to the Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a Bankruptcy Event.

(ii) The definition of “Alternate Base Rate” is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following sentence:

““Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate applicable for an Interest Period of one month commencing on the date two Business Days after such day plus 1.00%.”

(iii) The definition of “Applicable Percentage” is hereby amended by deleting the fee and spread table set forth therein in its entirety and inserting in lieu thereof the following fee and spread table:

FEE AND SPREAD TABLE

	Ratings (S&P/Moody’s)	Facility Fee	LIBOR Spread	ABR Spread
Category 1	A/A2 or higher	0.080%	0.795%	0.000%

Category 2	A-/A3	0.100%	0.900%	0.000%

Category 3	BBB+/Baa1	0.150%	1.100%	0.100%

Category 4	BBB/Baa2	0.200%	1.175%	0.175%

Category 5	BBB-/Baa3	0.250%	1.250%	0.250%

Category 6	BB+/Ba1 or lower	0.300%	1.450%	0.450%

(iv) The definition of “Maturity Date” is hereby amended by deleting the date “June 30, 2013” therein and inserting in lieu thereof the date “June 30, 2014”.

(c) Section 2.22 of the Credit Agreement is hereby amended by inserting, immediately after the words “in accordance with Section 2.21,” the words “, or if any Bank becomes a Defaulting Bank,”.

(d) Article II of the Credit Agreement is hereby amended by inserting the following new Section 2.23:

“Section 2.23 Defaulting Banks.

Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.8;

(b) the Bank Percentage of such Defaulting Bank shall not be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.08), provided that this clause (b) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank affected thereby;

(c) if any L/C Obligations exist at the time a Bank becomes a Defaulting Bank then:

(i) all or any part of such Defaulting Bank’s Bank Percentage of the L/C Obligations shall be reallocated among the non-Defaulting Banks in accordance with their respective Bank Percentages but only to the extent the sum of all non-Defaulting Banks’ Standby Loans and their Bank Percentages of the L/C Obligations and the outstanding Competitive Loans expressed as a dollar amount plus such Defaulting Bank’s Bank Percentage of the L/C Obligations does not exceed the total of all non-Defaulting Banks’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent, cash collateralize such Defaulting Bank’s Bank Percentage of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Article VIII for so long as such Defaulting Bank’s Bank Percentage of the L/C Obligations is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Bank’s Bank Percentage of the L/C Obligations pursuant to Section 2.23(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Bank pursuant to Section 3.03 with respect to such Defaulting Bank’s Bank Percentage of the L/C Obligations during the period such Defaulting Bank’s Bank Percentage of the L/C Obligations is cash collateralized;

(iv) if the Bank Percentages of the L/C Obligations of the non-Defaulting Banks are reallocated pursuant to Section 2.23(c)(i), then the fees payable to the Banks pursuant to Section 2.06 and Section 3.03 shall be adjusted in accordance with such non-Defaulting Banks’ Bank Percentages; and

(v) if any Defaulting Bank’s Bank Percentage of the L/C Obligations is neither cash collateralized nor reallocated pursuant to this Section 2.23(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Bank hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such Defaulting Bank’s Bank Percentage of the L/C Obligations) and letter of credit fees payable under Section 3.03 with respect to such Defaulting Bank’s Bank Percentage of the L/C Obligations shall be payable to the Issuing Bank until such Defaulting Bank’s Bank Percentage of the L/C Obligations is cash collateralized and/or reallocated; and

(d) so long as any Bank is a Defaulting Bank, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral provided by the Borrower in accordance with Section 2.23(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.23(c)(i) (and Defaulting Banks shall not participate therein); and

(e) any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Issuing Bank hereunder, (iii) third, if so determined by the Agent or requested by an Issuing Bank, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (v) fifth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Banks or an Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank or such Issuing Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations which a Defaulting Bank has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.01 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Bank.

In the event that the Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Bank Percentages of the L/C Obligations of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Standby Loans of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Bank Percentage.”

(e) Section 10.08(b) of the Credit Agreement is hereby amended by inserting at the end thereof, immediately before the period, the following proviso:

“; provided further that no such agreement shall amend, modify or waive any provision of Section 2.23 without the written consent of the Agent and each Issuing Bank”.

SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall be effective on the date on which the following conditions precedent have been satisfied or waived (the “Effective Date”):

(a) The Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (i) the Borrower and (ii) the Banks.

(b) The Agent shall have received payment, for distribution to each Bank that has signed and delivered this Amendment to the Agent by no later than June 30, 2011, of an amendment fee equal to 0.075% of the Commitment of such Bank then in effect.

(c) The Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants that (a) each of the representations and warranties contained in Article IV of the Credit Agreement shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that (x) each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and (y) the reference in Section 4.06 of the Credit Agreement to December 31, 2007 shall be deemed to be a reference to December 31, 2010.

and (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 5. Effects on Credit Documents. (a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

SECTION 6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.11 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 7. Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Banks or the Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Agent and the Banks. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or other electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Mark F. Schuerman
Name:	Mark F. Schuerman
Title:	SVP, Treasurer

JPMORGAN CHASE BANK, N.A., as Agent and as a Bank

By:	/s/ Robert S. Sheppard
Name:	Robert S. Sheppard
Title:	Vice President

WELLS FARGO BANK, N.A., as a Bank

By:	/s/ James Travagline
Name:	James Travagline
Title:	Director

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Anthony M. Buehler
Name:	Anthony M. Buehler
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Vice President

LEGAL NAME: U.S. Bank National Association, as a Bank

By:	/s/ Susan Bader
Name:	Susan Bader
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ George Stoecklein
Name:	George Stoecklein
Title:	Vice President

FIFTH THIRD BANK., as a Bank

By:	/s/ Michael J. Schaltz, Jr.
Name:	Michael J. Schaltz, Jr.
Title:	Vice President

SUNTRUST BANK

By:	/s/ Brian Y. Guffin
Name:	Brian Y. Guffin
Title:	Vice President

First Tennessee Bank, National Association, as a Bank

By:	/s/ Tiffany E. Gardner
Name:	Tiffany E. Gardner
Title:	Senior Vice President